EXHIBIT 99.1

FOR FURTHER INFORMATION: Melanie Friedman (investors) Stern Investor Relations, Inc. (212) 362-1200 melanie@sternir.com	1275 W. Washington St. Tempe, AZ 85281 (602) 286-5520 www.orthologic.com Nasdaq: OLGC
ORTHOLOGIC ANNOUNCES SECOND QUARTER 2006 FINANCIAL RESULTS
TEMPE, AZ — August 9, 2006 — OrthoLogic Corp. (NASDAQ: OLGC) today announced financial results for the second quarter of 2006.
OrthoLogic reported a net loss of $6.5 million, or $0.16 per share, for the second quarter of 2006, compared to a net loss of $6.6 million or $0.17 per share for the second quarter of 2005. For the six months ended June 30, 2006 the net loss was $23.0 million, or $0.58 per share, versus a net loss of $12.1 million, or $0.32 per share, for the six months ended June 30, 2005. The increase in net loss for the six month period resulted from $8.4 million of in-process research and development costs related to the AzERx acquisition, the inclusion in 2006 of $1.7 million in non-cash stock compensation expense related to the January 1, 2006 adoption of SFAS 123(R), and $1.1 million in non-cash deferred tax expense.
The Company had $75.6 million in cash and investments as of June 30, 2006.
OrthoLogic originally issued guidance for 2006 for $35.0 million in cash burn. With careful adjustments to resource allocation and the interruption of the fracture repair clinical development program, the Company now forecasts a cash burn for 2006 of $15.0 - $17.5 million.
“The OrthoLogic management team is operating with an intense focus on value creation,” stated Jock Holliman, Executive Chairman of OrthoLogic. “We have significantly decreased the cash burn through the interruption in the fracture repair clinical trial, a reduction in headcount and stringent cost control. We are continuing to analyze Chrysalin from a scientific, clinical and regulatory standpoint in both fracture repair and diabetic foot ulcer healing to optimize its value to shareholders. We are also continuing the pre-clinical work that will support the initiation of clinical trials for AZX100 in one of several possible indications.”
Conference Call Information
Management will host a conference call and webcast on August 9, 2006 at 4:30 PM EDT (1:30 PM PDT). To access the call, participants may dial 866-825-3209 (domestic) or 617-213-8061 (international), with access code 30471562.
A replay of the call will be available beginning August 9, 2006, at 6:30 PM EDT until August 22, 2006, and may be accessed at 888-286-8010 (domestic) or 617-801-6888 (international), with access code 18532110.
Additionally, the conference call will be webcast on the Investor Relations section of the Company’s website: www.orthologic.com.

OrthoLogic Announces Second Quarter 2006 Financial Results

About OrthoLogic
OrthoLogic is a biotechnology company committed to developing a pipeline of novel therapeutic peptides and other molecules aimed at helping patients with under-served medical conditions. The Company is focused on the development and commercialization of two product platforms: Chrysalin® (TP508) and AZX100.
Chrysalin, the Company’s novel synthetic 23-amino acid peptide, is being studied in two lead indications, both of which represent areas of significant unmet medical need — fracture repair and diabetic foot ulcer healing. Based on the Company’s pioneering scientific research of the natural healing cascade, OrthoLogic has become a leading company focused on bone and tissue repair. The Company owns exclusive worldwide rights to Chrysalin.
AZX100 is a novel synthetic pre-clinical 24-amino acid peptide, one of a new class of compounds in the field of smooth muscle relaxation called Intracellular Actin Relaxing Molecules, or ICARMs™. AZX100 is currently being evaluated for commercially significant medical applications, such as the treatment of vasospasm associated with subarachnoid hemorrhage, the prevention of keloid scarring and the treatment of asthma. OrthoLogic has an exclusive worldwide license to AZX100.
OrthoLogic’s corporate headquarters are in Tempe, Arizona. For more information, please visit the Company’s website: www.orthologic.com.
Statements in this press release or otherwise attributable to OrthoLogic regarding our business that are not historical facts are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which include the timing and acceptability of FDA filings and the efficacy and marketability of potential products, involve risks and uncertainties that could cause actual results to differ materially from predicted results. These risks include: delays in obtaining or inability to obtain FDA, institutional review board or other regulatory approvals of pre-clinical or clinical testing; unfavorable outcomes in our pre-clinical and clinical testing; the development by others of competing technologies and therapeutics that may have greater efficacy or lower cost; delays in obtaining or inability to obtain FDA or other necessary regulatory approval of our products; our inability to successfully and cost effectively develop or outsource manufacturing and marketing of any products we are able to bring to market; changes in FDA or other regulations that affect our ability to obtain regulatory approval of our products, increase our manufacturing costs or limit our ability to market our products; our possible need for additional capital in the future to fund the continued development of our product candidates; and other factors discussed in our Form 10-K for the fiscal year ended December 31, 2005, and other documents we file with the Securities and Exchange Commission.
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Editors’ Note: This press release is also available under the Investors section of the Company’s Web site at: www.orthologic.com.

OrthoLogic Announces Second Quarter 2006 Financial Results

ORTHOLOGIC CORP.
(A Development Stage Company)
CONDENSED BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)

	June 30,	December 31,
	2006	2005
ASSETS
Current assets
Cash and cash equivalents	$36,992	$35,111
Short-term investments	28,425	46,437
Prepaids and other current assets	546	857

Total current assets	65,963	82,405

Furniture and equipment, net	512	525
Long-term investments	10,182	2,084
Deferred income taxes	—	1,106
Patents, net	2,170	2,223

Total assets	$78,827	$88,343

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$785	$1,036
Accrued compensation	448	711
Accrued clinical	557	544
Accrued severance and restructuring costs	349	602
Other accrued liabilities	829	1,089

Total current liabilities	2,968	3,982
Deferred rent and other non-current liabilities	412	183

Total liabilities	3,380	4,165
Stockholders’ Equity
Common Stock $.0005 par value;	20	19
100,000,000 shares authorized; 40,661,039 and 38,124,742 shares issued and outstanding at
2006 and 2005, respectively
Additional paid-in capital	185,646	171,355
Accumulated deficit	(110,219)	(87,196)

Total stockholders’ equity	75,447	84,178

Total liabilities and stockholders’ equity	$78,827	$88,343

OrthoLogic Announces Second Quarter 2006 Financial Results

ORTHOLOGIC CORP.
(A Development Stage Company)
CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

					As a Development
	Three months ended June 30,		Six months ended June 30,		Stage Company
	2006	2005	2006	2005	8/5/2004 - 6/30/2006
OPERATING EXPENSES
General and administrative	$2,061	$1,273	$4,153	$2,183	$10,941
Research and development	4,208	5,991	10,924	11,394	44,448
Other divestiture and related gains	—	—	—	(250)	(375)
Purchased in-process research and development	34	—	8,469	—	34,309

Total operating expenses	6,303	7,264	23,546	13,327	89,323

Interest income, net	(867)	(654)	(1,629)	(1,206)	(5,020)

Loss from continuing operations before taxes	5,436	6,610	21,917	12,121	84,303
Income tax expense (benefit)	1,106	—	1,106	(12)	356

Loss from continuing operations	6,542	6,610	23,023	12,109	84,659

Discontinued operations — net gain on the sale of the bone device business, net of taxes ($267)	—	—	—	—	(2,202)

NET LOSS	$6,542	$6,610	$23,023	$12,109	$82,457

Per Share Information:
Net loss, basic and diluted	$0.16	$0.17	$0.58	$0.32

Basic and diluted shares outstanding	40,622	38,220	39,962	38,134